UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2014
  THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Marcus Avenue, Lake Success, New York 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 587-5000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On November 20, 2014 the stockholders of The Hain Celestial Group, Inc. (the “Company”) approved The Hain Celestial Group, Inc. 2015-2019 Executive Incentive Plan (the “Executive Incentive Plan”), which was previously adopted by the Board of Directors (the “Board”), subject to approval by the stockholders. The Executive Incentive Plan is intended to provide certain employees with incentive compensation based upon the performance of the Company in order to enhance shareholder value. The Chairman, President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President and Chief Executive Officer - Hain Celestial United States; and Executive Vice President and General Counsel, Chief Compliance Officer; who were named executive officers in the Company’s 2014 Proxy Statement (the “Named Executive Officers”), as well as other key employees who are selected by the Committee, are eligible to participate under the Executive Incentive Plan.

The Executive Incentive Plan has been designed to provide performance-based compensation that is exempt from the $1 million deduction limit on executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive Incentive Plan provides for annual incentive awards covering each fiscal year of the Company and long-term incentive awards covering a period of at least two fiscal years of the Company. The awards under the Executive Incentive Plan may be in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards will be issued pursuant to and be subject to the terms and conditions of the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, or any successor plan. All payments under the Executive Incentive Plan are based upon the attainment of certain performance measures established by the Committee. Within the first 90 days of the fiscal year or long-term performance period, as applicable, the Committee is required to establish the terms and conditions for the payment of awards, including the eligible participants, the performance measures (and any required adjustments), the length of the performance period and the formula for calculating the amount of the awards for each participant. The maximum payment that can be made to any one participant under the annual award portion of the Executive Incentive Plan is $15,000,000, which maximum has been established by the Board by taking into account expected increases in compensation and inflation over the five-year term of the Executive Incentive Plan. The maximum payment that may be made to a participant for each long-term performance period established by the Committee may not exceed $25,000,000, which maximum has been established by the Board, taking into account the same factors. The Committee may reduce, but not increase, the amount of an award in its sole discretion and to take into account any factors as the Committee deems appropriate.

A participant must generally remain employed through the end of the applicable performance period to receive any award under the Executive Incentive Plan, except that a participant may be entitled to a prorated portion of the award in the event of involuntary termination without cause, death, disability or retirement, provided that the performance measures have been achieved. In addition, in the event of a change in control during the applicable performance period, a participant will be eligible for a prorated award, provided that the performance measures have been achieved. A change in control is defined in the Plan generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•
A majority of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•
A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board; or

•	Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company.

However, if a participant is a party to an employment agreement or change in control agreement with the Company, “change in control” shall have the meaning set forth in such agreement.

The foregoing does not constitute a complete summary of the terms of the Executive Incentive Plan, and reference is made to the complete text of the Executive Incentive Plan, which is attached hereto as Exhibit 10.1.

Amended and Restated 2002 Long Term Incentive and Stock Award Plan

At the Annual Meeting of Stockholders on November 20, 2014 (the “Annual Meeting”), the stockholders of The Hain Celestial Group, Inc. (the “Company”) approved the amendment to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”), which was recommended to the Board of Directors (the “Board”) by the Compensation Committee (the “Committee”) and approved by the Board on September 30, 2014, subject to approval by the stockholders.

The 2002 Plan was amended to increase the maximum number of shares authorized for issuance under the 2002 Plan by 1,750,000 shares, to a total of 15,750,000 shares.

The purpose of the 2002 Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

Under the 2002 Plan, the grants of awards will be made by those directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and outside directors within the meaning of Section 162(m) of the Code, provided that the Committee shall have the authority to grant awards on a quarterly basis to new hires. The awards may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares, performance units and dividend equivalents.

The 2002 Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. The 2002 Plan is effective as of November 20, 2014. Unless earlier terminated, the 2002 Plan will terminate as to future awards on November 20, 2024.

The foregoing does not constitute a complete summary of the terms of the 2002 Plan, and reference is made to the complete text of the 2002 Plan, which is attached hereto as Exhibit 10.2 and incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved an amendment to the Amended and Restated By-Laws (the “By-Laws”) to provide for majority voting in uncontested director elections. In a contested election, director nominees will continue to be elected by a plurality vote standard. The foregoing does not constitute a complete summary of the amendments to the By-Laws, and reference is made to the complete text of the By-Laws, which is attached hereto as Exhibit 3.2(a) and incorporated by reference.

At the Annual Meeting, the stockholders of the Company approved an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of common stock from 100,000,000 to 150,000,000 (the “Amendment to the COI”). The foregoing does not constitute a complete summary of the Amendment to the COI, and reference is made to the complete text of the Amendment to the COI, which is attached hereto as Exhibit 3.2(b) and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company submitted the following matters to a vote of security holders:

No. 1	To elect eight directors, each to serve to the next annual meeting of stockholders and until their successors are duly elected and qualified

No. 2	To amend the By-Laws to provide for majority voting in uncontested director elections

No. 3	To amend the Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 150,000,000

No. 4	To approve an Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code
No. 5	To approve, on an advisory basis, of the compensation awarded to the Named Executive Officers for the fiscal year ended June 30, 2014, as set forth in the Proxy Statement
No. 6	To approve the Amended and Restated 2002 Long Term Incentive and Stock Award Plan
No. 7	To ratify the appointment of Ernst & Young LLP as the Company’s registered independent accountants for the fiscal year ending June 30, 2015

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the persons named below, the Company’s nominees, as directors of the Company, with the following vote:

Name:	For	Withheld	Abstain	Broker Non-Votes
Irwin D. Simon	38,296,968	2,090,712	—	5,260,349
Richard C. Berke	26,656,248	13,731,432	—	5,260,349
Jack Futterman	27,192,679	13,195,001	—	5,260,349
Andrew R. Heyer	39,849,108	538,572	—	5,260,349
Roger Meltzer	37,569,451	2,818,229	—	5,260,349
Scott M. O’Neil	27,639,628	12,748,052	—	5,260,349
Adrianne Shapira	40,327,823	59,857	—	5,260,349
Lawrence S. Zilavy	39,673,533	714,417	—	5,260,349

Proposal No. 2 - Approval of Amendment to Amended and Restated By-Laws

The Company’s stockholders approved the amendment to the Amended and Restated By-Laws with the following vote:

For	Against	Abstain	Broker Non-Votes
45,497,584	77,391	73,054	—

Proposal No. 3 - Approval of Amendment to Amended and Restated Certificate of Incorporation

The Company’s stockholders approved the amendment to the Amended and Restated Certificate of Incorporation with the following vote:

For	Against	Abstain	Broker Non-Votes
45,052,393	504,795	90,841	—

Proposal No. 4 - Approval of 2015-2019 Executive Incentive Plan

The Company’s stockholders approved the 2015-2019 Executive Incentive Plan with the following vote:

For	Against	Abstain	Broker Non-Votes
35,827,383	4,476,026	84,271	5,260,349

Proposal No. 5 - Advisory Vote regarding the Compensation of the Company’s Named Executive Officers:

The Company’s stockholders approved, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended June 30, 2014 as set forth in the Proxy Statement with the following vote:

For	Against	Abstain	Broker Non-Votes
20,392,192	19,823,292	172,196	5,260,349

Proposal No. 6 - Approval of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan:

The Company’s stockholders approved the Amended and Restated 2002 Long Term Incentive and Stock Award Plan with the following vote:

For	Against	Abstain	Broker Non-Votes
32,405,248	7,905,073	77,359	5,260,349

Proposal No. 7 - Ratification of Appointment of Registered Independent Accountants

The Company’s stockholders ratified the appointment of Ernst & Young LLP with the following vote:

For	Against	Abstain	Broker Non-Votes
45,073,569	534,923	39,537	—

Item 8.01 Other Events.

On November 25, 2014, the Company issued a press release announcing a two-for-one stock split in the form of a stock dividend, with a record date of December 12, 2014 and a distribution date on or about December 29, 2014. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2(a)	The Hain Celestial Group, Inc. Amended and Restated By-Laws
3.2(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of The Hain Celestial Group, Inc.
10.1	The Hain Celestial Group, Inc. 2015-2019 Executive Incentive Plan
10.2	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan
99.1	Press release of The Hain Celestial Group, Inc. dated November 25, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 26, 2014

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:     /s/ Stephen J. Smith
Name:    Stephen J. Smith
Title:    Executive Vice President and Chief Financial Officer